Exhibit 99.1

Tenneco Reports Fourth Quarter and Full-Year 2018 Results

  Reported higher fourth quarter and full-year revenue on strong growth with light vehicle and commercial truck and off-highway customers
  Completed acquisition of Federal-Mogul on October 1, 2018
  On track to achieve acquisition synergy goals

LAKE FOREST, Ill.--(BUSINESS WIRE)--March 14, 2019--Tenneco (NYSE: TEN) reported a fourth quarter net loss of $109 million, or $(1.35) per diluted share. Fourth quarter 2017 net income▲ was $62 million, or $1.19 per diluted share. Adjusted net income was $105 million, or $1.30 per diluted share, versus $91 million or $1.75 per diluted share last year.▲

Fourth Quarter Results

Revenue▲

Total revenue in the fourth quarter was $4.3 billion, up 79% year-over-year, driven mainly by the completion of the Federal-Mogul acquisition on October 1, 2018. Excluding the acquisition and on a constant currency basis, revenue increased 4%, outpacing light vehicle industry production*by 10 percentage points. The outperformance was driven by volume and content growth with commercial truck and off-highway as well as light vehicle customers. Including Federal-Mogul results, value-add revenue was $3.6 billion, up more than 100% compared to last year.

“Tenneco’s strong organic growth continued in the fourth quarter, outpacing industry production by ten percentage points, enabled by our diverse business profile in terms of products, geographic regions and end-markets served,” said Brian Kesseler, Tenneco co-CEO. “We closed the Federal-Mogul transaction, accelerating the transformation of the combined businesses into two purpose-built, industry leading companies, and our acquisition of Öhlins will fuel the growth of advanced suspension technology and enhance our portfolio in broader mobility markets.”

Adjusted fourth quarter 2018 and 2017 results▲

(millions except per share amounts)	Q4 2018				Q4 2017
	Net income
	(loss)				Net income
	attributable	Earnings			attributable
	to Tenneco	(Loss) Per			to Tenneco	Earnings Per
	Inc.	Share	EBIT	EBITDA(1)(2)	Inc.	Share	EBIT	EBITDA(1)(2)
Earnings (Loss) Measures	$(109)	$(1.35)	$(31)	$134	$62	$1.19	$132	$192

Adjustments(2)
Restructuring and related expenses	15	0.18	20	17	7	0.13	11	11
Cost reduction initiatives	6	0.08	8	8	5	0.11	9	9
Acquisition and spin costs	41	0.50	53	53	-	-	-	-
Costs to achieve synergies	44	0.54	49	49	-	-	-	-
Purchase accounting adjustments	88	1.09	106	106	-	-	-	-
Anti-dumping duty charge	12	0.15	16	16	-	-	-	-
Loss on debt modification	8	0.10	10	10	-	-	-	-
Pension charges	2	0.03	3	3	2	0.03	2	2
Goodwill impairment charge	3	0.04	3	3	11	0.21	11	11
Tax adjustments from US tax reform	-	-	-	-	15	0.29	-	-
Net tax adjustments	(5)	(0.06)	-	-	(11)	(0.21)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$105	$1.30	$237	$399	$91	$1.75	$165	$225

(1) EBITDA including noncontrolling interests.
(2) Tables at the end of this press release reconcile GAAP to non-GAAP results.

Earnings▲

Fourth quarter EBIT (earnings before interest and taxes) was a loss of $31 million, primarily due to restructuring expenses and costs associated with the acquisition and expected spin. EBITDA** (earnings before interest, taxes, noncontrolling interests, depreciation and amortization) was $134 million, versus $192 million a year ago. Adjusted EBITDA increased 77% to $399 million compared with $225 million last year, driven by the completion of the Federal-Mogul acquisition.

	Q4 2018	Q4 2017

EBIT as a percent of revenue	-0.7%	5.5%
EBITDA as a percent of revenue	3.1%	8.0%
EBITDA as a percent of value-add revenue	3.7%	10.6%

Adjusted EBITDA as a percent of revenue	9.3%	9.4%
Adjusted EBITDA as a percent of value-add revenue	10.9%	12.4%

Cash

Cash generated by operations in the quarter was $402 million, versus $431 million last year.

During the quarter, the company returned $20 million to shareholders through a dividend payment of 25-cents per share.

(**Including noncontrolling interests )

Full-Year Results

Adjusted full year 2018 and 2017 results▲

(millions except per share amounts)	2018 YTD				2017 YTD
	Net income				Net income
	attributable				attributable
	to Tenneco	Earnings			to Tenneco	Earnings Per
	Inc.	Per Share	EBIT	EBITDA(1)(2)	Inc.	Share	EBIT	EBITDA(1)(2)
Earnings Measures	$55	$0.93	$306	$651	$198	$3.73	$408	$634

Adjustments(2)
Restructuring and related expenses	46	0.76	65	62	45	0.85	50	47
Cost reduction initiatives	13	0.24	18	18	14	0.27	22	22
Acquisition and spin costs	74	1.26	96	96	-	-	-	-
Costs to achieve synergies	53	0.90	62	62	-	-	-	-
Purchase accounting adjustments	88	1.50	106	106	-	-	-	-
Anti-dumping duty charge	12	0.21	16	16	-	-	-	-
Environmental charge	3	0.06	4	4	-	-	-	-
Warranty charge	4	0.06	5	5	-	-	-	-
Litigation settlement accrual	8	0.13	10	10	-	-	-	-
Loss on debt modification	8	0.14	10	10	1	0.02	1	1
Pension charges / Stock vesting	2	0.04	3	3	9	0.17	13	13
Goodwill impairment charge	3	0.05	3	3	11	0.20	11	11
Antitrust settlement accrual	-	-	-	-	85	1.61	132	132
Warranty settlement	-	-	-	-	5	0.09	7	7
Gain on sale of unconsolidated JV	-	-	-	-	(4)	(0.08)	(5)	(5)
Tax adjustments from US tax reform	-	-	-	-	15	0.28	-	-
Net tax adjustments	-	-	-	-	(23)	(0.43)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$369	$6.28	$704	$1,046	$356	$6.71	$639	$862

(1) EBITDA including noncontrolling interests.
(2) Tables at the end of this press release reconcile GAAP to non-GAAP results.

Revenue▲

For the full year, total revenue was a record high $11.8 billion, including Federal-Mogul revenues since October 1. Excluding the acquisition and the impact of currency exchange rates, Tenneco delivered full-year organic revenue growth of 6%, outpacing industry production*by 7 percentage points, driven by 24% growth in commercial truck and off-highway and 5% light vehicle growth versus last year. Including Federal-Mogul results, value-add revenue was $9.3 billion, up 31% compared to last year.

Earnings▲

Full-year EBIT was $306 million, versus EBIT of $408 million a year ago. EBITDA** was $651 million, versus $634 million a year ago. Adjusted EBITDA increased 21% to $1,046 million.

	2018	2017
EBIT as a percent of revenue	2.6%	4.4%
EBITDA as a percent of revenue	5.5%	6.8%
EBITDA as a percent of value-add revenue	7.0%	8.9%

Adjusted EBITDA as a percent of revenue	8.9%	9.3%
Adjusted EBITDA as a percent of value-add revenue	11.3%	12.2%

(**Including noncontrolling interests )

Cash

Cash generated by operations for the full year was $439 million, compared with $517 million last year.

In 2018, the company returned $59 million to shareholders through quarterly dividend payments of 25-cents per share.

OUTLOOK

Full year 2019

2019 revenue is expected in the range of $18.2 billion to $18.4 billion. On a pro forma basis the company expects constant dollar revenue growth in the range of 4% to 5%, outpacing light vehicle industry production*by 6 to 7 percentage points. Global light vehicle production is forecast to be down 2% in 2019. For the segments that will comprise the New Tenneco, we expect pro forma constant dollar revenue growth in the range of 6% to 7%, and for DRiV™ segments we anticipate pro forma constant dollar revenue growth of approximately 1%. We anticipate currency to have a negative 2% year-over-year impact on 2019 revenue.

2019 Financial Outlook Summary

Revenue	$18.2 billion to $18.4 billion
VA adjusted EBITDA** margin	~Flat
Interest expense	$300 million to $320 million
Full year effective tax rate	28% to 30%
Cash taxes	$190 million to $220 million
Capital expenditures	$730 million to $780 million
Depreciation and amortization	~$635 million
Substrate revenue	~$2.8 billion

First quarter 2019

On a pro forma basis, the company expects constant dollar revenue to be about even with last year, outpacing a forecasted light vehicle production decline of 6% in the first quarter.

“In 2019, we expect continued revenue growth that outpaces global industry production, powered by diverse and sustainable growth drivers across our business,” said Roger Wood, Tenneco co-CEO. “Our global teams are executing well against the integration plans and are on track to fully achieve our financial synergy targets for earnings and working capital.”

*Source: IHS Markit February 2019 global light vehicle production forecast and Tenneco estimates.

▲ Year-over-year revenue and earnings comparisons reflect revisions to prior period financial results for certain immaterial errors relating to capitalization of certain SG&A costs into inventory that did not constitute inventoriable costs, capitalization related to construction-in-process, estimation of warranty and rebate liabilities, and currency on certain non-income tax transactions. Further information will be provided in Tenneco’s Form 10-K for the year ended December 31, 2018.

Attachment 1

Statements of Income – 3 Months

Statements of Income – 12 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 12 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 12 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 12 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM and pro forma adjusted LTM EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 12 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 12 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – quarterly and annual.

Reconciliation of GAAP Revenue to pro forma Revenue and Earnings Measures – full year 2017 and 2018, quarterly 2018.

CONFERENCE CALL

The company will host a conference call on Thursday, March 14, 2019 at 9:00 a.m. ET. The dial-in number is 833-366-1121 (domestic) or 412-902-6733 (international). The passcode is: Tenneco Inc. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on March 14, 2019 through March 21, 2019. To access this recording, dial 877-344-7529 (domestic) or 412-317-0088 (international) or (855) 669-9658 (Canada). The replay access code is 10129530. The purpose of the call is to discuss the company’s operations for the last fiscal quarter and year ending 2018, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the company’s annual meeting of shareholders for Wednesday, May 15, 2019 at 1:00 p.m. ET. The meeting will be held at the Detroit Foundation Hotel, 250 W Larned Street, Detroit, Michigan. The record date for shareholders eligible to vote at the meeting is March 18, 2019.

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2018 revenues of $11.8 billion and approximately 81,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company, in the second half of 2019.

About DRiV™ - the future Aftermarket and Ride Performance Company

Following the separation, DRiV will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. DRiV’s principal product brands will feature Monroe®, Öhlins®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, Ferodo®, Champion® and others. DRiV would have 2018 pro-forma revenues of $6.4 billion, with 54% of those revenues from aftermarket and 46% from original equipment customers.

About the new Tenneco - the future Powertrain Technology Company

Following the separation, the new Tenneco will be one of the world’s largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The new Tenneco would have 2018 pro-forma revenues of $11.4 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

Revenue estimates and other forecasted information in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast EBIT or EBITDA (and the related margins) on a forward-looking basis without unreasonable efforts on account of these factors and the difficulty in predicting GAAP revenues (for purposes of a margin calculation) due to variability in production rates and volatility of precious metal pricing in the substrates that we pass through to our customers. For certain additional assumptions upon which these estimates are based, see the slides accompanying the March 14, 2019 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

This press release contains forward-looking statements. The words “may,” “will,” “believe,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

  general economic, business and market conditions;
  our ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;
  the cost and outcome of existing and any future claims, legal proceedings or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;
  changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences away from historically higher margin products for our customers and us, to other lower margin vehicles, for which we may or may not have supply arrangements, and the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector and the impact of vehicle parts' longer product lives;
  changes in consumer demand for our OE or aftermarket products, or changes in automotive and commercial vehicle manufacturers’ production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products;
  our dependence on certain large customers, including the loss of any of our large original equipment manufacturer (“OE”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OE customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;
  new technologies that reduce the demand for certain of our products or otherwise render them obsolete;
  our ability to introduce new products and technologies that satisfy customers' needs in a timely fashion;
  the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program);
  changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt;
  our ability to comply with the covenants contained in our debt instruments;
  our working capital requirements;
  our ability to successfully execute cash management and other cost reduction plans, and to realize the anticipated benefits from these plans;
  risks inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, and political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruptions of production and supply;
  increasing competition from lower cost, private-label products;
  damage to the reputation of one or more of our leading brands;
  the impact of improvements in automotive parts on aftermarket demand for some of our products;
  industrywide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers’ other suppliers;
  developments relating to our intellectual property, including our ability to changes in technology;
  costs related to product warranties and other customer satisfaction actions;
  the failure or breach of our information technology systems, including the consequences of any misappropriation, exposure or corruption of sensitive information stored on such systems and the interruption to our business that such failure or breach may cause;
  the impact of consolidation among vehicle parts suppliers and customers on our ability to compete in the highly competitive automotive and commercial vehicle supplier industry;
  changes in distribution channels or competitive conditions in the markets and countries where we operate;
  the evolution towards autonomous vehicles and car and ride sharing;
  customer acceptance of new products;
  our ability to successfully integrate, and benefit from, any acquisitions that we complete;
  our ability to effectively manage our joint ventures and other third-party relationships;
  the potential impairment in the carrying value of our long-lived assets and goodwill or our deferred tax assets;
  the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products and demand for off-highway equipment;
  increases in the costs of raw materials or components, including our ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;
  changes by the Financial Accounting Standards Board or the Securities and Exchange Commission of authoritative generally accepted accounting principles or policies;
  changes in accounting estimates and assumptions, including changes based on additional information;
  any changes by the International Organization for Standardization (ISO) or other such committees in their certification protocols for processes and products, which may have the effect of delaying or hindering our ability to bring new products to market;
  the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation;
  potential volatility in our effective tax rate;
  disasters, such as fires, earthquakes and flooding, and any resultant disruptions in the supply or production of goods or services to us or by us, in demand by our customers or in the operation of our system, disaster recovery capabilities or business continuity capabilities;
  acts of war and/or terrorism, as well as actions taken or to be taken by the United States and other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where we operate;
  pension obligations and other postretirement benefits;
  our hedging activities to address commodity price fluctuations; and
  the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, important factors related to the acquisition of Federal-Mogul LLC ("Federal-Mogul") and the planned separation of our company into a powertrain technology company and an aftermarket and ride performance company that could cause actual results to differ materially from the expectations reflected in the forward-looking statements, including:

  the risk that the benefits of the acquisition of Federal-Mogul, including synergies, may not be fully realized or may take longer to realize than expected;
  the risk that the acquisition of Federal-Mogul may not advance our business strategy;
  the risk that we may experience difficulty integrating or separating employees or operations;
  the risk that the transaction may have an adverse impact on existing arrangements with us, including those related to transition, manufacturing and supply services and tax matters, our ability to retain and hire key personnel or our ability to maintain relationships with customers, suppliers or other business partners;
  the risk that the company may not complete a separation of its powertrain technology business and its aftermarket and ride performance business (or achieve some or all of the anticipated benefits of such a separation);
  the risk that the combined company and each separate company following the spin-off will underperform relative to our expectations;
  the ongoing transaction costs and risk that we may incur greater costs following the spin-off; and
  the risk that the spin-off is determined to be a taxable transaction.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2018.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2018		2017 *
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 1,024		$ 1,050
Clean Air - Substrate sales	631		577
Ride Performance	469		480
Aftermarket	268		282
Powertrain	1,112		-
Motorparts	774		-
Total net sales and operating revenues	$ 4,278		$ 2,389

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	3,698	(a) (d) (f)	2,019	(k)
Selling, general and administrative	344	(a) (b) (c) (d)	118	(k) (l)
Depreciation and amortization of other intangibles	165	(a)	60
Engineering, research and development	81		42
Goodwill impairment charge	3	(h)	11	(m)
Total costs and expenses	4,291		2,250

Other expense (income)
Loss on sale of receivables	8		1
Loss on debt modification	10	(i)	-
Non-service postretirement benefit costs	8	(g)	5	(n)
Equity in (earnings) losses of nonconsolidated affiliates, net of tax	(18)		1
Other (income) expense	10	(a) (e)	-
Total other expense	18		7

Earnings (Loss) before interest expense, income taxes,
and noncontrolling interests:
Clean Air	116	(a) (d)	122	(k) (l)
Ride Performance	(14)	(a) (d) (g) (h)	8	(k) (l) (m)
Aftermarket	15	(a) (d)	30	(k) (l) (m)
Powertrain	33	(a) (f)	-
Motorparts	(79)	(d) (e) (f)	-
Other	(102)	(b) (c) (d) (i)	(28)	(l) (n)
Total earnings (loss) before interest expense, income taxes,
and noncontrolling interests	(31)		132

Interest expense (net of interest capitalized)	71		19
Earnings (Loss) before income taxes and noncontrolling interests	(102)		113

Income tax expense (benefit)	(10)	(j)	32	(o) (p)
Net income (loss)	(92)		81

Less: Net income attributable to noncontrolling interests	17		19
Net income (loss) attributable to Tenneco Inc.	$ (109)		$ 62

Weighted average common shares outstanding:
Basic	80.7		51.4
Diluted	80.7		51.6

Earnings (Loss) per share of common stock:
Basic	$ (1.35)		$ 1.19
Diluted	$ (1.35)		$ 1.19

* Financial results for 2017 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(a) Includes restructuring and related charges of $20 million pre-tax, $15 million after tax and noncontrolling interests or $0.18 per diluted share. Of the amount, $15 million is recorded in cost of sales, $1 million is recorded in selling, general and administrative expenses, $3 million is recorded in depreciation and amortization and $1 million is recorded in other income (expense). $(2) million is recorded in Clean Air, $22 million is recorded in Ride Performance, $2 million is recorded in Aftermarket and $(2) million is recorded in Powertrain.

(b) Includes costs related to cost reduction initiatives of $8 million pre-tax, $6 million after tax or $0.08 per diluted share.

(c) Includes acquisition and spin costs of $53 million pre-tax, $41 million after tax or $0.50 per diluted share.

(d) Includes costs to achieve synergies of $49 million pre-tax, $44 million after tax or $0.54 per diluted share. Of the amount, $10 million is recorded in cost of sales and $39 million is recorded in selling, general and administrative expenses. $(3) million is recorded in Clean Air, $5 million is recorded in Ride Performance, $9 million is recorded in Aftermarket, $31 million is recorded in Motorparts and $7 million is recorded in Other.

(e) Includes anti-dumping duty charge of $16 million pre-tax, $12 million after tax or $0.15 per diluted share.

(f) Includes purchase accounting adjustments of $106 million pre-tax, $88 million after tax or $1.09 per diluted share, of which $44 million is recorded in Powertrain and $62 million is recorded in Motorparts.

(g) Includes pension derisking of $3 million pre-tax, $2 million after tax or $0.03 per diluted share.

(h) Represents goodwill impairment charges of $3 million pre-tax, $3 million after tax or $0.04 per diluted share.

(i) Includes loss on debt modification of $10 million pre-tax, $8 million after tax or $0.10 per diluted share.

(j) Includes net tax benefit of $5 million or $0.06 per diluted share for discrete tax adjustments recognized in the period.

(k) Includes restructuring and related charges of $11 million pre-tax, $7 million after tax and noncontrolling interests or $0.13 per diluted share. Of the amount, $10 million is recorded in cost of sales and $1 million is recorded in selling, general and administrative expenses. $2 million is recorded in Clean Air, $7 million is recorded in Ride Performance and $2 million is recorded in Aftermarket.

(l) Includes costs related to cost reduction initiatives of $9 million pre-tax, $5 million after tax or $0.11 per diluted share. Of the amount, $2 million is recorded in Clean Air, $3 million is recorded in Ride Performance, $3 million is recorded in Aftermarket and $1 million is recorded in Other.

(m) Represents goodwill impairment charges of $11 million pre-tax, $11 million after tax or $0.21 per diluted share. $7 million is recorded in Ride performance and $4 million is recorded in Aftermarket.

(n) Includes pension charges of $2 million pre-tax, $2 million after tax or $0.03 per diluted share.

(o) Includes net tax adjustments of $15 million or $0.29 per diluted share for tax reform charges.

(p) Includes net tax benefits of $11 million or $0.21 per diluted share for tax adjustments to prior year estimates.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
TWELVE MONTHS ENDED DECEMBER 31,
(Millions except per share amounts)

	2018 *		2017 *
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 4,207		$ 4,029
Clean Air - Substrate sales	2,500		2,187
Ride Performance	1,949		1,807
Aftermarket	1,221		1,251
Powertrain	1,112		-
Motorparts	774		-
Total net sales and operating revenues	$11,763		$ 9,274

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	10,071	(a) (d) (f) (i)	7,812	(m) (p)
Selling, general and administrative	794	(a) (b) (c) (d) (e) (g)	638	(m) (n) (o) (s)
Depreciation and amortization of other intangibles	345	(a)	226	(m)
Engineering, research and development	204	(a) (d)	158
Goodwill impairment charge	3	(l)	11	(r)
Total costs and expenses	11,417		8,845

Other expense (income)
Loss on sale of receivables	16		5
Loss on debt modification	10	(k)	1	(t)
Non-service postretirement benefit costs	20	(j)	16	(q) (s)
Equity in (earnings) losses of nonconsolidated affiliates, net of tax	(18)		1
Other (income) expense	12	(a) (d) (h)	(2)
Total other expense	40		21

Earnings before interest expense, income taxes,
and noncontrolling interests:
Clean Air	443	(a) (d)	420	(m) (n)
Ride Performance	(7)	(a) (b) (d) (f) (g) (j) (l)	59	(m) (n) (p) (r)
Aftermarket	150	(a) (d)	174	(m) (n) (r)
Powertrain	33	(a) (i)	-
Motorparts	(79)	(d) (h) (i)	-
Other	(234)	(b) (c) (d) (e) (g) (k)	(245)	(m) (n) (o) (q) (s) (t)
Total earnings before interest expense, income taxes,
and noncontrolling interests	306		408

Interest expense (net of interest capitalized)	132		72
Earnings before income taxes and noncontrolling interests	174		336

Income tax expense	63		71	(u) (v)
Net income	111		265

Less: Net income attributable to noncontrolling interests	56		67
Net income attributable to Tenneco Inc.	$ 55		$ 198

Weighted average common shares outstanding:
Basic	58.6		52.8
Diluted	58.8		53.0

Earnings per share of common stock:
Basic	$ 0.93		$ 3.75
Diluted	$ 0.93		$ 3.73

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(a) Includes restructuring and related charges of $65 million pre-tax, $46 million after tax and noncontrolling interests or $0.76 per diluted share. Of the amount, $59 million is recorded in cost of sales, $1 million is recorded in selling, general and administrative expenses, $1 million is recorded in engineering, research and development, $3 million is recorded in depreciation and amortization and $1 million is recorded in other income (expense). $11 million is recorded in Clean Air, $49 million is recorded in Ride Performance, $7 million is recorded in Aftermarket and $(2) million is recorded in Powertrain.

(b) Includes costs related to cost reduction initiatives of $18 million pre-tax, $13 million after tax or $0.24 per diluted share. Of the amount, $10 million is recorded in Ride Performance and $8 million is recorded in Other.

(c) Includes acquisition and spin costs of $96 million pre-tax, $74 million after tax or $1.26 per diluted share.

(d) Includes costs to achieve synergies of $62 million pre-tax, $53 million after tax or $0.90 per diluted share. Of the amount, $10 million is recorded in cost of sales, $47 million is recorded in selling, general and administrative expenses, $4 million is recorded in engineering, research and development and $1 million in other income (expense). $3 million is recorded in Clean Air, $6 million is recorded in Ride Performance, $10 million is recorded in Aftermarket, $31 million is recorded in Motorparts and $12 million in Other.

(e) Includes environmental charge of $4 million pre-tax, $3 million after tax or $0.06 per diluted share related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(f) Includes warranty charge of $5 million pre-tax, $4 million after tax or $0.06 per diluted share.

(g) Includes litigation settlement accrual of $10 million pre-tax, $8 million after tax or $0.13 per diluted share. Of the amount, $9 million is recorded in Ride Performance and $1 million is recorded in Other.

(h) Includes anti-dumping duty charges of $16 million pre-tax, $12 million after tax or $0.21 per diluted share.

(i) Includes purchase accounting adjustments of $106 million pre-tax, $88 million after tax or $1.50 per diluted share, of which $44 million is recorded in Powertrain and $62 million is recorded in Motorparts.

(j) Includes pension derisking of $3 million pre-tax, $2 million after tax or $0.04 per diluted share.

(k) Includes loss on debt modification of $10 million pre-tax, $8 million after tax or $0.14 per diluted share.

(l) Represents goodwill impairment charges of $3 million pre-tax, $3 million after tax or $0.05 per diluted share.

(m) Includes restructuring and related charges of $50 million pre-tax, $45 million after tax and noncontrolling interests or $0.85 per diluted share. Of the amount, $41 million is recorded in cost of sales, $6 million is recorded in selling, general and administrative expenses and $3 million is recorded in depreciation and amortization. $25 million is recorded in the Clean Air, $17 million is recorded in the Ride Performance, $7 million is recorded in Aftermarket and $1 million is recorded in Other.

(n) Includes costs related to cost reduction initiatives of $22 million pre-tax, $14 million after tax or $0.27 per diluted share. Of the amount, $4 million is recorded in Clean Air, $12 million is recorded in Ride Performance, $3 million is recorded in Aftermarket and $3 million is recorded in Other.

(o) Includes antitrust settlement accrual of $132 million pre-tax, $85 million after tax or $1.61 per diluted share.

(p) Includes warranty settlement of $7 million pre-tax, $5 million after tax or $0.09 per diluted share.

(q) Includes gain on sale of an unconsolidated JV of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.

(r) Represents goodwill impairment charges of $11 million pre-tax, $11 million after tax or $0.20 per diluted share. $7 million is recorded in Ride performance and $4 million is recorded in Aftermarket.

(s) Includes pension and accelerated restricted stock vesting charges of $13 million pre-tax, $9 million after tax or $0.17 per diluted share. Of the amount, $5 million is recorded in selling, general and administrative expense and $8 million is recorded in other income (expense).

(t) Includes loss on debt modification of $1 million pre-tax, $1 million after tax or $0.02 per diluted share.

(u) Includes net tax adjustments of $15 million or $0.28 per diluted share for tax reform charges.

(v) Includes net tax benefits of $23 million or $0.43 per diluted share for tax adjustments to prior year estimates.

					ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
Unaudited
(Millions)

		December 31, 2018		December 31, 2017	*

Assets

	Cash and cash equivalents	$697		$315

	Restricted cash	5		3

	Receivables, net	2,572	(a)	1,321	(a)

	Inventories	2,245		820

	Other current assets	590		288

	Other noncurrent assets	3,622		358

	Plant, property, and equipment, net	3,501		1,691

	Total assets	$13,232		$4,796

Liabilities and Shareholders' Equity

	Short-term debt	$153		$103

	Accounts payable	2,759		1,582

	Accrued compensation and employee benefits	343		141

	Accrued income taxes	64		27

	Accrued expenses and other current liabilities	1,001		424

	Long-term debt	5,340	(b)	1,358	(b)

	Deferred income taxes	88		11

	Pension and postretirement benefits	1,167		268

	Deferred credits and other liabilities	263		158

	Redeemable noncontrolling interests	138		42

	Tenneco Inc. shareholders' equity	1,726		636

	Noncontrolling interests	190		46

	Total liabilities, redeemable
	noncontrolling interests and equity	$13,232		$4,796

		December 31, 2018		December 31, 2017
(a)	Accounts receivable net of:
	Accounts receivable factoring programs	$1,011		$406

		December 31, 2018		December 31, 2017
(b)	Long-term debt composed of:
	Borrowings against revolving credit facilities	$-		$244
	Term Loan A (due 2022)	-		388
	Term Loan A (due 2023)	1,691		-
	Term Loan B (due 2025)	1,629		-
	5.375% senior notes (due 2024)	222		222
	5.000% senior notes (due 2026)	493		492
	4.875% euro fixed rate notes (due 2022)	496		-
	4.875% euro floating rate notes (due 2024)	349		-
	5.000% euro fixed rate notes (due 2024)	427		-
	Other long-term debt	106		15
		5,413		1,361
	Less: maturities classified as current	73		3
		$5,340		$1,358

* Financial results for 2017 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

		ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENT OF CASH FLOWS
Unaudited
(Millions)

	Quarter Ended December 31,
	2018	2017 *

Operating Activities
Net income (loss)	$(92)	$81
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Goodwill impairment charge	3	11
Depreciation and amortization of other intangibles	165	60
Deferred income taxes	(44)	(5)
Stock-based compensation	2	2
Restructuring charges and asset impairments, net of cash paid	41	(12)
Change in pension and postretirement benefit plans	(11)	(5)
Equity in earnings of nonconsolidated affiliates	(18)	1
Cash dividends received from nonconsolidated affiliates	2	-
Loss on sale of assets	8	3
Changes in components of working capital:
Receivables	78	130	(a)
Inventories	140	20
Payables and accrued expenses	137	56
Accrued interest and income taxes	(14)	25
Other assets and liabilities	5	64
Net cash provided by operating activities	402	431	(b)

Investing Activities
Federal Mogul acquisition, net of cash acquired	(2,194)	-
Proceeds from sale of assets	3	2
Cash payments for plant, property, and equipment	(252)	(119)
Proceeds from deferred purchase price of factored receivables	72	35	(a)
Other	6	(5)
Net cash used by investing activities	(2,365)	(87)	(b)

Financing Activities
Proceeds from term loans and notes	3,414	12
Repayments of term loans and notes	(418)	(15)
Borrowings on revolving lines of credit	1,098	1,314
Payments on revolving lines of credit	(1,331)	(1,531)
Issuance (repurchase) of common shares	1	1
Cash dividends	(20)	(13)
Debt issuance cost of long-term debt	(93)	-
Purchase of common stock under the share repurchase program	-	(38)
Net increase (decrease) in bank overdrafts	-	5
Other	(180)	(20)
Distributions to noncontrolling interest partners	(7)	(19)
Net cash provided (used) by financing activities	2,464	(304)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2)	(1)
Increase in cash, cash equivalents and restricted cash	499	39

Cash, cash equivalents and restricted cash, October 1	203	279	(b)
Cash, cash equivalents and restricted cash, December 31	$702	$318	(b)

Supplemental Cash Flow Information
Cash paid during the year for interest	$78	$17
Cash paid during the year for income taxes, net of refunds	34	21

Non-cash Investing and Financing Activities
Period end balance of trade payables for plant, property, and equipment	$83	$6
Deferred purchase price of receivables factored in period	49	(80)
Stock issued for acquisition of Federal-Mogul	(1,236)	-
Stock transferred for acquisition of Federal-Mogul	1,236	-

* Financial results for 2017 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(a) Retrospectively adjusted to reflect the effects of applying ASU 2016-15 on Statement of Cash Flows - Classification of certain cash receipts and cash payments (Topic 230) adopted in Q1 2018.
(b) Retrospectively adjusted to reflect the effects of applying the ASU 2016-18 on Statement of Cash Flows - Restricted Cash adopted in Q1 2018.

		ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENT OF CASH FLOWS
Unaudited
(Millions)

	Year Ended December 31,
	2018 *	2017 *

Operating Activities
Net income	$111	$265
Adjustments to reconcile net income to cash provided by operating activities:
Goodwill impairment charge	3	11
Depreciation and amortization of other intangibles	345	226
Deferred income taxes	(65)	(8)
Stock-based compensation	14	14
Restructuring charges and asset impairments, net of cash paid	49	8
Change in pension and postretirement benefit plans	(8)	(15)
Equity in earnings of nonconsolidated affiliates	(18)	1
Cash dividends received from nonconsolidated affiliates	2	-
Loss on sale of assets	16	5
Changes in components of working capital:
Receivables	(190)	(81)	(a)
Inventories	27	(94)
Payables and accrued expenses	291	136
Accrued interest and income taxes	(19)	1
Other assets and liabilities	(119)	48
Net cash provided by operating activities	439	517	(b)

Investing Activities
Federal-Mogul acquisition, net of cash acquired	(2,194)	-
Proceeds from sale of assets	9	8
Proceeds from sale of equity interest	-	9
Cash payments for plant, property, and equipment	(507)	(419)
Proceeds from deferred purchase price of factored receivables	174	112	(a)
Other	4	(10)
Net cash used by investing activities	(2,514)	(300)	(b)

Financing Activities
Proceeds from term loans and notes	3,426	160
Repayments of term loans and notes	(453)	(36)
Borrowings on revolving lines of credit	5,149	6,664
Payments on revolving lines of credit	(5,405)	(6,737)
Issuance (repurchase) of common shares	(1)	(1)
Cash dividends	(59)	(53)
Debt issuance cost of long-term debt	(95)	(8)
Purchase of common stock under the share repurchase program	-	(169)
Net increase (decrease) in bank overdrafts	(5)	(7)
Other	(30)	-
Distributions to noncontrolling interest partners	(51)	(64)
Net cash provided (used) by financing activities	2,476	(251)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(17)	3
Increase (Decrease) in cash, cash equivalents and restricted cash	384	(31)

Cash, cash equivalents and restricted cash, January 1	318	349	(b)
Cash, cash equivalents and restricted cash, December 31	$702	$318	(b)

Supplemental Cash Flow Information
Cash paid during the year for interest	$143	$78
Cash paid during the year for income taxes, net of refunds	113	95

Non-cash Investing and Financing Activities
Period end balance of trade payables for plant, property, and equipment	$135	$59
Deferred purchase price of receivables factored in period	154	114
Stock issued for acquisition of Federal-Mogul	(1,236)	-
Stock transferred for acquisition of Federal-Mogul	1,236	-

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(a) Retrospectively adjusted to reflect the effects of applying ASU 2016-15 on Statement of Cash Flows - Classification of certain cash receipts and cash payments (Topic 230) adopted in Q1 2018.
(b) Retrospectively adjusted to reflect the effects of applying the ASU 2016-18 on Statement of Cash Flows - Restricted Cash adopted in Q1 2018.

									ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q4 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Powertrain	Motorparts	Total	Other	Total
Net loss attributable to Tenneco Inc.								$ (109)

Net income attributable to noncontrolling interests								17

Net loss								(92)

Income tax benefit								(10)

Interest expense (net of interest capitalized)								71

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	$ 116	$ (14)	$ 15	$ 33	$ (79)	$ 71	$ (102)	$ (31)

Depreciation and amortization of other intangibles	40	22	4	59	40	$ 165	-	165

Total EBITDA including noncontrolling interests (2)	$ 156	$ 8	$ 19	$ 92	$ (39)	$ 236	$ (102)	$ 134

	Q4 2017 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$ 62

Net income attributable to noncontrolling interests						19

Net income						81

Income tax expense						32

Interest expense (net of interest capitalized)						19

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$ 122	$ 8	$ 30	$ 160	$ (28)	132

Depreciation and amortization of other intangibles	37	18	5	$ 60	-	60

Total EBITDA including noncontrolling interests (2)	$ 159	$ 26	$ 35	$ 220	$ (28)	$ 192

* Financial results for 2017 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

									ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q4 2018				Q4 2017 *
	Net income (loss) attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)
Earnings (Loss) Measures	$(109)	$(1.35)	$(31)	$134	$62	$1.19	$132	$192

Adjustments:
Restructuring and related expenses	15	0.18	20	17	7	0.13	11	11
Cost reduction initiatives (4)	6	0.08	8	8	5	0.11	9	9
Acquisition and spin costs (5)	41	0.50	53	53	-	-	-	-
Costs to achieve synergies (6)	44	0.54	49	49	-	-	-	-
Purchase accounting adjustments (7)	88	1.09	106	106	-	-	-	-
Anti-dumping duty charge (8)	12	0.15	16	16	-	-	-	-
Loss on debt modification (9)	8	0.10	10	10	-	-	-	-
Pension charges (10)	2	0.03	3	3	2	0.03	2	2
Goodwill impairment charge (11)	3	0.04	3	3	11	0.21	11	11
Tax adjustments from US tax reform	-	-	-	-	15	0.29	-	-
Net tax adjustments	(5)	(0.06)	-	-	(11)	(0.21)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$105	$1.30	$237	$399	$91	$1.75	$165	$225

	Q4 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Powertrain	Motorparts	Total	Other	Total
EBITDA	$156	$8	$19	$92	$(39)	$236	$(102)	$134
Restructuring and related expenses	(2)	19	2	(2)	-	17	-	17
Cost reduction initiatives (4)	-	-	-	-	-	-	8	8
Acquisition and spin costs (5)	-	-	-	-	-	-	53	53
Costs to achieve synergies (6)	(3)	5	9	-	31	42	7	49
Purchase accounting adjustments (7)	-	-	-	44	62	106	-	106
Anti-dumping duty charge (8)	-	-	-	-	16	16	-	16
Loss on debt modification (9)	-	-	-	-	-	-	10	10
Pension charges (10)	-	3	-	-	-	3	-	3
Goodwill impairment charge (11)	-	3	-	-	-	3	-	3
Adjusted EBITDA	$151	$38	$30	$134	$70	$423	$(24)	$399

	Q4 2017 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
EBITDA	$159	$26	$35	$220	$(28)	$192
Restructuring and related expenses	2	7	2	11	-	11
Cost reduction initiatives (4)	2	3	3	8	1	9
Pension charges (10)	-	-	-	-	2	2
Goodwill impairment (11)	-	7	4	11	-	11
Adjusted EBITDA	$163	$43	$44	$250	$(25)	$225

* Financial results for 2017 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Costs related to cost reduction initiatives and related incentive and retention bonus programs.

(5) Costs related to Federal-Mogul acquisition and costs related to expected spin.

(6) Costs to achieve synergies related to Federal-Mogul acquisition.

(7) Purchase accounting adjustments related to Federal-Mogul acquisition.

(8) Charge due to retroactive application of anti-dumping duty on a supplier's products.

(9) Loss on debt modification related to Federal-Mogul acquisition.

(10) Charges related to Pension derisking.

(11) Non-cash asset impairment charge related to goodwill.

									ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2018 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Powertrain	Motorparts	Total	Other	Total
Net income attributable to Tenneco Inc.								$55

Net income attributable to noncontrolling interests								56

Net income								111

Income tax expense								63

Interest expense (net of interest capitalized)								132

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$443	$(7)	$150	$33	$(79)	$540	$(234)	$306

Depreciation and amortization of other intangibles	154	73	19	59	40	345	-	345

Total EBITDA including noncontrolling interests (2)	$597	$66	$169	$92	$(39)	$885	$(234)	$651

	YTD 2017 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$198

Net income attributable to noncontrolling interests						67

Net income						265

Income tax expense						71

Interest expense (net of interest capitalized)						72

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$420	$59	$174	$653	$(245)	408

Depreciation and amortization of other intangibles	142	65	19	$226	-	226

Total EBITDA including noncontrolling interests (2)	$562	$124	$193	$879	$(245)	$634

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

									ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2018 *				YTD 2017 *
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)
Earnings Measures	$55	$0.93	$306	$651	$198	$3.73	$408	$634

Adjustments:
Restructuring and related expenses	46	0.76	65	62	45	0.85	50	47
Cost reduction initiatives (4)	13	0.24	18	18	14	0.27	22	22
Acquisition and spin costs (5)	74	1.26	96	96	-	-	-	-
Costs to achieve synergies (6)	53	0.90	62	62	-	-	-	-
Purchase accounting adjustments (7)	88	1.50	106	106	-	-	-	-
Anti-dumping duty charge (8)	12	0.21	16	16	-	-	-	-
Environmental charge (9)	3	0.06	4	4	-	-	-	-
Warranty charge (10)	4	0.06	5	5	-	-	-	-
Litigation settlement accrual	8	0.13	10	10	-	-	-	-
Loss on debt modification (11)	8	0.14	10	10	1	0.02	1	1
Pension charges / Stock vesting (12)	2	0.04	3	3	9	0.17	13	13
Goodwill impairment charge (13)	3	0.05	3	3	11	0.20	11	11
Antitrust settlement accrual (14)	-	-	-	-	85	1.61	132	132
Warranty settlement (15)	-	-	-	-	5	0.09	7	7
Gain on sale of unconsolidated JV	-	-	-	-	(4)	(0.08)	(5)	(5)
Tax adjustments from US tax reform	-	-	-	-	15	0.28	-	-
Net tax adjustments	-	-	-	-	(23)	(0.43)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$369	$6.28	$704	$1,046	$356	$6.71	$639	$862

	YTD 2018 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Powertrain	Motorparts	Total	Other	Total
EBITDA	$597	$66	$169	$92	$(39)	$885	$(234)	$651
Restructuring and related expenses	11	46	7	(2)	-	62	-	62
Cost reduction initiatives (4)	-	10	-	-	-	10	8	18
Acquisition and spin costs (5)	-	-	-	-	-	-	96	96
Costs to achieve synergies (6)	3	6	10	-	31	50	12	62
Purchase accounting adjustments (7)	-	-	-	44	62	106	-	106
Anti-dumping duty charge (8)	-	-	-	-	16	16	-	16
Environmental charge (9)	-	-	-	-	-	-	4	4
Warranty charge (10)	-	5	-	-	-	5	-	5
Litigation settlement accrual	-	9	-	-	-	9	1	10
Loss on debt modification (11)	-	-	-	-	-	-	10	10
Pension charges / Stock vesting (12)	-	3	-	-	-	3	-	3
Goodwill impairment charge (13)	-	3	-	-	-	3	-	3
Adjusted EBITDA	$611	$148	$186	$134	$70	$1,149	$(103)	$1,046

	YTD 2017 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
EBITDA	$562	$124	$193	$879	$(245)	$634
Restructuring and related expenses	23	16	7	46	1	47
Cost reduction initiatives (4)	4	12	3	19	3	22
Loss on debt modification (11)	-	-	-	-	1	1
Pension charges / Stock vesting (12)	-	-	-	-	13	13
Goodwill impairment charge (13)		7	4	11	-	11
Antitrust settlement accrual (14)	-	-	-	-	132	132
Warranty settlement (15)	-	7	-	7	-	7
Gain on sale of unconsolidated JV	-	-	-	-	(5)	(5)
Adjusted EBITDA	$589	$166	$207	$962	$(100)	$862

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Costs related to cost reduction initiatives and related incentive and retention bonus programs.

(5) Costs related to Federal-Mogul acquisition and costs related to expected spin.

(6) Costs to achieve synergies related to Federal-Mogul acquisition.

(7) Purchase accounting adjustments related to Federal-Mogul acquisition.

(8) Charge due to retroactive application of anti-dumping duty on a supplier's products.

(9) Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(10) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(11) Loss on debt modification.

(12) Charges related to pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

(13) Non-cash asset impairment charge related to goodwill.

(14) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.

(15) Warranty settlement with customer.

					ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q4 2018
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$1,655	$631	$1,024	$(34)	$1,058
Ride Performance	469	-	469	(24)	493
Aftermarket	268	-	268	(15)	283
Powertrain	1,112	-	1,112	-	1,112
Motorparts	774	-	774	-	774

Total Tenneco Inc.	$4,278	$631	$3,647	$(73)	$3,720

	Q4 2017 *
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$1,627	$577	$1,050	$-	$1,050
Ride Performance	480	-	480	-	480
Aftermarket	282	-	282	-	282

Total Tenneco Inc.	$2,389	$577	$1,812	$-	$1,812

* Financial results for 2017 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

					ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2018 *
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$6,707	$2,500	$4,207	$31	$4,176
Ride Performance	1,949	-	1,949	(4)	1,953
Aftermarket	1,221	-	1,221	(29)	1,250
Powertrain	1,112	-	1,112	-	1,112
Motorparts	774	-	774	-	774

Total Tenneco Inc.	$11,763	$2,500	$9,263	$(2)	$9,265

	YTD 2017 *
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$6,216	$2,187	$4,029	$-	$4,029
Ride Performance	1,807	-	1,807	-	1,807
Aftermarket	1,251	-	1,251	-	1,251

Total Tenneco Inc.	$9,274	$2,187	$7,087	$-	$7,087

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q4 2018 vs. Q4 2017 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Adjusted Revenues Excluding Currency	% Change

Clean Air	$28	2%	$8	1%
Ride Performance	(11)	(2%)	13	3%
Aftermarket	(14)	(5%)	1	0%
Powertrain	1,112	NM	1,112	NM
Motorparts	774	NM	774	NM
Total Tenneco Inc.	$1,889	79%	$1,908	105%

	YTD Q4 2018 vs. YTD Q4 2017 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$491	8%	$147	4%
Ride Performance	142	8%	146	8%
Aftermarket	(30)	(2%)	(1)	(0%)
Powertrain	1,112	NM	1,112	NM
Motorparts	774	NM	774	NM
Total Tenneco Inc.	$2,489	27%	$2,178	31%

(1) U.S. Generally Accepted Accounting Principles.

			ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Adjusted LTM and Pro Forma Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

	Quarter Ended December 31,

	2018 *	2017 *

Total debt	$5,493	$1,461

Total cash, cash equivalents and restricted cash (total cash)	702	318

Debt net of total cash balances (1)	$4,791	$1,143

Tenneco Adjusted LTM EBITDA including noncontrolling interests (2) (3)	$1,046	$862

Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.3x

Q3 2018 YTD Legacy Federal Mogul Adjusted EBITDA including noncontrolling interests (2) (3)	$551
Pro forma Adjusted LTM EBITDA including noncontrolling interests (2) (3) (5)	$1,597

Pro forma ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests (4) (5)	3.0x

Legacy Federal-Mogul Reconciliation of Non-GAAP earnings measures
	Q3 2018 YTD

Net income attributable to Federal-Mogul	$86

Net income attributable to noncontrolling interests	7

Net income	93

Income tax expense	44

Interest expense (net of interest capitalized)	135

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	272

Depreciation and amortization of other intangibles	295

Total EBITDA including noncontrolling interests (2)	$567

Adjustments:
Restructuring charges and asset impairments, net	15
Purchase price contingency	5
Transaction related costs	14
Cost to exit a multiemployer pension plan	5
Gain (loss) on sale of assets	(65)
Charge for extinguishment of dissenting shareholders shares	5
Other	5

Total Adjusted EBITDA including noncontrolling interests (3)	$551

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM Adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, Adjusted LTM and Pro Forma adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

(5) Tenneco is providing Pro Forma Adjusted LTM EBITDA and the ratio of debt net of cash balances to Pro Forma Adjusted LTM EBITDA to show the company’s Adjusted LTM EBITDA as if Federal-Mogul had been consolidated with Tenneco for the entirety of 2018 (and the resultant impact on the net debt ratio). Tenneco believes this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul, for 2018 and the ability of the company to service its debt.

					ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)
	Q4 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$2,658	$(66)	$2,724	$549	$2,175
Original equipment commercial truck, off-highway, industrial and other revenues	811	(14)	825	104	721
Aftermarket revenues	809	(15)	824	-	824
Net sales and operating revenues	$4,278	$(95)	$4,373	$653	$3,720

	Q4 2017 *
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,793	$-	$1,793	$478	$1,315
Original equipment commercial truck, off-highway, industrial and other revenues	314	-	314	99	215
Aftermarket revenues	282	-	282	-	282
Net sales and operating revenues	$2,389	$-	$2,389	$577	$1,812

	YTD 2018 *
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$8,115	$39	$8,076	$2,078	$5,998
Original equipment commercial truck, off-highway, industrial and other revenues	1,886	2	1,884	408	1,476
Aftermarket revenues	1,762	(29)	1,791	-	1,791
Net sales and operating revenues	$11,763	$12	$11,751	$2,486	$9,265

	YTD 2017 *
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$6,880	$-	$6,880	$1,854	$5,026
Original equipment commercial truck, off-highway, industrial and other revenues	1,143	-	1,143	333	810
Aftermarket revenues	1,251	-	1,251	-	1,251
Net sales and operating revenues	$9,274	$-	$9,274	$2,187	$7,087

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

								ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q4 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Powertrain	Motorparts	Total	Other	Total
Net sales and operating revenues	$1,655	$ 469	$268	$1,112	$774	$4,278	$-	$4,278

Less: Substrate sales	631	-	-	-	-	631	-	631

Value-add revenues	$1,024	$ 469	$268	$1,112	$774	$3,647	$-	$3,647

EBITDA	$156	$ 8	$19	$92	$(39)	$236	$(102)	$134

EBITDA as a % of revenue	9.4%	1.7%	7.1%	8.3%	-5.0%	5.5%		3.1%
EBITDA as a % of value-add revenue	15.2%	1.7%	7.1%	8.3%	-5.0%	6.5%		3.7%

Adjusted EBITDA	$151	$ 38	$30	$134	$70	$423	$(24)	$399

Adjusted EBITDA as a % of revenue	9.1%	8.1%	11.2%	12.1%	9.0%	9.9%		9.3%
Adjusted EBITDA as a % of value-add revenue	14.7%	8.1%	11.2%	12.1%	9.0%	11.6%		10.9%

	Q4 2017 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$1,627	$ 480	$282	$2,389	$-	$2,389

Less: Substrate sales	577	-	-	$577	-	577

Value-add revenues	$1,050	$ 480	$282	$1,812	$-	$1,812

EBITDA	$159	$ 26	$35	$220	$(28)	$192

EBITDA as a % of revenue	9.8%	5.4%	12.4%	9.2%		8.0%
EBITDA as a % of value-add revenue	15.1%	5.4%	12.4%	12.1%		10.6%

Adjusted EBITDA	$163	$ 43	$44	$250	$(25)	$225

Adjusted EBITDA as a % of revenue	10.0%	9.0%	15.6%	10.5%		9.4%
Adjusted EBITDA as a % of value-add revenue	15.5%	9.0%	15.6%	13.8%		12.4%

* Financial results for 2017 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

								ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2018 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Powertrain	Motorparts	Total	Other	Total
Net sales and operating revenues	$6,707	$ 1,949	$1,221	$1,112	$774	$11,763	$-	$11,763

Less: Substrate sales	2,500	-	-	-	-	2,500	-	2,500

Value-add revenues	$4,207	$ 1,949	$1,221	$1,112	$774	$9,263	$-	$9,263

EBITDA	$597	$ 66	$169	$92	$(39)	$885	$(234)	$651

EBITDA as a % of revenue	8.9%	3.4%	13.8%	8.3%	-5.0%	7.5%		5.5%
EBITDA as a % of value-add revenue	14.2%	3.4%	13.8%	8.3%	-5.0%	9.6%		7.0%

Adjusted EBITDA	$611	$ 148	$186	$134	$70	$1,149	$(103)	$1,046

Adjusted EBITDA as a % of revenue	9.1%	7.6%	15.2%	12.1%	9.0%	9.8%		8.9%
Adjusted EBITDA as a % of value-add revenue	14.5%	7.6%	15.2%	12.1%	9.0%	12.4%		11.3%

	YTD 2017 *
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$6,216	$ 1,807	$1,251	$9,274	$-	$9,274

Less: Substrate sales	2,187	-	-	$2,187	-	2,187

Value-add revenues	$4,029	$ 1,807	$1,251	$7,087	$-	$7,087

EBITDA	$562	$ 124	$193	$879	$(245)	$634

EBITDA as a % of revenue	9.0%	6.9%	15.4%	9.5%		6.8%
EBITDA as a % of value-add revenue	13.9%	6.9%	15.4%	12.4%		8.9%

Adjusted EBITDA	$589	$ 166	$207	$962	$(100)	$862

Adjusted EBITDA as a % of revenue	9.5%	9.2%	16.5%	10.4%		9.3%
Adjusted EBITDA as a % of value-add revenue	14.6%	9.2%	16.5%	13.6%		12.2%

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

															ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway, industrial and other revenues
Unaudited
(Millions)

	2018
	Q1			Q2			Q3			Q4			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 307	$109	$ 198	$290	$101	$189	$273	$98	$175	$273	$100	$173	$1,143	$408	$735

Ride Performance	69	-	69	69	-	69	67	-	67	66	-	66	271	-	271

Powertrain	-	-	-	-	-	-	-	-	-	420	-	420	420	-	420

Motorparts	-	-	-	-	-	-	-	-	-	52	-	52	52	-	52

Total Tenneco Inc.	$ 376	$109	$ 267	$359	$101	$258	$340	$98	$242	$811	$100	$711	$1,886	$408	$1,478

	2017
	Q1			Q2			Q3			Q4			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 211	$76	$ 135	$231	$83	$148	$218	$75	$143	256	99	157	$916	$333	$583

Ride Performance	52	-	52	59	-	59	58	-	58	58	-	58	227	-	227

Total Tenneco Inc.	$ 263	$76	$ 187	$290	$83	$207	$276	$75	$201	$314	$99	$215	$1,143	$333	$810

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

						ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO PRO FORMA REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions)

	2017*	2018*
	FY	Q1	Q2	Q3	Q4	FY

Net sales and operating revenues:
Clean Air	$6,216	$1,756	$1,694	$1,602	$1,655	$6,707
Ride Performance	1,807	513	506	461	469	$1,949
Aftermarket	1,251	312	333	308	268	$1,221
Powertrain	4,573	1,260	1,243	1,122	1,112	$4,737
Motorparts	3,306	839	844	788	774	$3,245
Total Pro Forma Tenneco Inc.	$17,153	$4,680	$4,620	$4,281	$4,278	$17,859

Less: Substrate sales						2,500

Pro forma value-add revenues						$15,359

Pro forma Adjusted EBITDA including noncontrolling interests						$1,597

Pro forma Adjusted EBITDA as a % of pro forma value-add revenue						10.4%

* Financial results for 2017 and the first three quarters of 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco’s Form 10-K for the year ended December 31, 2018.

(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents pro forma revenue measures to show what the company’s revenues would have been had Federal-Mogul been consolidated with Tenneco for the entirety of 2017 and each quarter of 2018. We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul. Additionally Tenneco presents the above reconciliation of pro forma Adjusted EBITDA as a percent of pro forma value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting pro forma Adjusted EBITDA as a percent of pro forma value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

CONTACT:
Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com

Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com